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                                                               EXHIBIT 5


                   [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]


                                 October 10, 1995


         Cardinal Health, Inc.
         655 Metro Place South, Suite 925
         Dublin, Ohio 43017

                        Re:  Registration Statement on
                             Form S-4 of Cardinal Health, Inc.

         Ladies and Gentlemen:

                   We are acting as special counsel to Cardinal Health, Inc., an Ohio corporation ("Cardinal"), in connection with the above-captioned Registration Statement filed by Cardinal with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 7,469,464 common shares, without par value ("Cardinal Common Shares"), of Cardinal proposed to be issued in connection with the merger (the "Merger") of Arch Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), with and into Medicine Shoppe International, Inc., a Delaware corporation ("MSI"), as described in the Proxy Statement/Prospectus of Cardinal that is a part of the Registration Statement (the "Proxy Statement/Prospectus").

                   In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Cardinal and Subcorp, and other instruments, including an opinion of Ohio counsel, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

                   Based upon and subject to the foregoing, we are of the opinion that the Cardinal Common Shares being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement and Plan of Merger, dated August 26, 1995, by and among Cardinal, Subcorp and MSI, by the requisite vote of the stockholders of MSI, will be validly issued, fully paid and non-assessable.

                   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement/Prospectus


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Cardinal Health, Inc.
October 10, 1995
Page Two


         contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                  Very truly yours,

                                  /s/ Wachtell, Lipton, Rosen & Katz